NEWS RELEASE

THE BANK OF KENTUCKY ANNOUNCES CHANGE TO A QUARTERLY DIVIDEND PAYMENT SCHEDULE

CRESTVIEW HILLS, KENTUCKY, September 26, 2012 –The Board of Directors of The Bank of Kentucky Financial Corporation (NASDAQ: BKYF) voted on September 21, 2012 to change from a semi-annual cash dividend to a quarterly cash dividend, commencing with the fourth quarter of 2012.

In commenting on the Board’s action, President and Chief Executive Officer, Robert W. Zapp stated, “We have traditionally paid dividends to our stockholders on a semi-annual basis. However the Board now believes that it is important to pay our stockholders more frequently and accordingly unanimously voted to change to a quarterly dividend.”

The Company will announce the record and payment date for its next quarterly dividend, if declared, in December of 2012, with the expectation that payment of such dividend would occur in January of 2013. The actual declaration and payment of any future dividends will be at discretion of, and subject to further approval by, the Company’s Board of Directors, and will depend upon a variety of factors, including the Company’s overall financial condition and any other factors deemed relevant by the Board of Directors.

About The Bank of Kentucky Financial Corporation

The Bank of Kentucky Financial Corporation, a bank holding company with assets of approximately $1.704 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-three branch locations and fifty-four ATMs.

Forward-Looking Statements

Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”). In addition, certain statements in future filings by the Company with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the Company’s approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; statements of plans and objectives of the Company or the Company’s management or Board of Directors; and statements of future economic performance and statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “intends,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

111 Lookout Farm Drive / Crestview Hills, KY 41017 / (859) 371-2340

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the risks identified in the Company’s filings with the SEC, Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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111 Lookout Farm Drive / Crestview Hills, KY 41017 / (859) 371-2340